Sources, Uses and Pro Forma Capitalization

Sources	Amount
	(US$ mm)
Cash from B/S	$54.9
Incremental Term Loan B	150.0
Total Sources	**$204.9[5]**

Uses	Amount
	(US$ mm)
Refinance Existing Notes	$200.0
Fees & Expenses	4.9
Total Uses	**$204.9[5]**

	Current			Pro Forma		% Cap
	Amount	Leverage	Adj.	Amount	Leverage	
(Facility)	(US$ mm)	(Multiple)	(US$ mm)	(US$ mm)	(Multiple)	(Percent)
Cash [1][2]	$300.4		($54.9)	$245.5		
Revolver ($125MM)	125.0	0.4x	-	125.0	0.4x	6.1%
First Bank of Cody Mortgage	0.9	0.0x	-	0.9	0.0x	0.0%
Term Loan A	271.6	0.8x	-	271.6	0.8x	13.2%
Term Loan B	627.1	1.9x	150.0	777.1	2.3x	37.7%
Total Secured Debt	**$1,024.6**	**3.0x**	**$150.0**	**$1,174.6**	**3.5x**	**57.0%**
Total Net Secured Debt [3]	***$824.6***	***2.4x***	**$150.0**	***$974.6***	***2.9x***	
Senior Unsecured Notes [1]	200.0	0.6x	(200.0)	-	0.0x	0.0%
Total Debt	**$1,224.6**	**3.6x**	**($50.0)**	**$1,174.6**	**3.5x**	**57.0%**
Total Net Debt [3]	***$1,024.6***	***3.0x***	**($50.0)**	***$974.6***	***2.9x***	
Market Value of Equity [4]	886.0	2.6x	-	886.0	2.6x	43.0%
Total Capitalization	**$2,110.6**	**6.3x**	**($50.0)**	**$2,060.6**	**6.1x**	**100.0%**

Operating Metrics	**31-Mar-16**	**31-Mar-16**
Adjusted EBITDA (US$ mm)	$337.0	$337.0

Lannett

1) Pro forma for the repurchase of $50 million Senior Unsecured Notes on May 26, 2016.
2) Pro forma for $125 million revolver draw down on April 8, 2016.
3) Cash netting for purposes of net leverage calculations limited to lesser of unrestricted cash or $200 million.
4) As of June 9, 2016.
5) Amounts do not include the impact of Original Issue Discount (OID)